EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the Annual Report of Information Systems Associates, Inc. (the "Company") on Form 10-K for the year ended December 31, 2014 (the "Report") filed with the Securities and Exchange Commission, I, Gianni Arcaini, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 16, 2015

/s/ Gianni Arcaini
Gianni Arcaini
Chief Executive Officer (Principal Executive Officer)

A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.